SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 13, 2010

REGENICIN, INC.
 (Exact name of registrant as specified in its charter)

Nevada	333-146834	27-3083341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

470 Park Avenue South 16th FL, New York, NY 10010
Address of principal executive offices

Registrant’s telephone number, including area code: (212) 518-8474

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 13, 2010, J. Roy Nelson resigned as Chief Financial Officer.  There was no known disagreement with Mr. Nelson on any matter relating to the Company’s operations, policies or practices.

On September 13, 2010, our board of directors appointed John J. Weber. to serve as Interim Chief Financial Officer and as a member of our board of directors.  He shall serve in his capacity as a member of our board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws. He shall serve as our Interim Chief Financial Officer until removed by our board of directors.

There were no arrangements or understanding between Mr. Weber and any other person pursuant to which he was selected as a director.

Mr. Weber has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

On September 13, 2010 we issued a press release regarding Mr. Weber’s appointment. This press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release issued on September 13, 2010, announcing the appointment of Mr. Weber to the board of directors and Interim CFO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENICIN, INC.

/s/ Randall McCoy
Randall McCoy
CEO and Director
Date: September 14, 2010